United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A

                OR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                RMR F.I.R.E. FUND
             (Exact Name of Registrant as Specified in Its Charter)

              Massachusetts                             20-1458439
         (State of Organization)           (I.R.S. Employer Identification No.)
            400 Centre Street                             02458
               Newton, MA                                 (Zip Code)
(Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.[ ]

     Securities Act registration statement file number to which this form relates: 333-118211

     Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
      to be so registered               each class is to be registered
      --------------------              ------------------------------

Common Shares of Beneficial                              American Stock Exchange
Interest, par value $0.001 per share



     Securities to be registered pursuant to Section 12(g) of the Act: None

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to the Registrant's registration statement on Form N-2, filed with the Securities Exchange Commission on August 13, 2004 (Securities Act File No. 333-1182111 and Investment Company Act File No. 811-21616); Pre-Effective Amendment No. 1 thereto, filed on September 28, 2004 and Pre-Effective Amendment No. 2 thereto, filed on October 19, 2004.

Item 2. Exhibits.

                None.
                                                               SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Newton, Commonwealth of Massachusetts on the 10th day of November, 2004.

                                                              RMR F.I.R.E. Fund


                                                           /s/Thomas M. O'Brien
                                                              Thomas M. O'Brien
                                                              President